UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2013

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52498 (Commission File Number)	38-3737811 (IRS Employer Identification No.)

3027 Townsgate Road, Suite 300 Westlake Village, California (Address of Principal Executive Offices)	91361 (ZIP Code)

(805) 322-9655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on May 31, 2013 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 6, 2012 (the “Merger Agreement”), by and between PacWest Bancorp, a Delaware corporation (“PacWest”), and First California Financial Group, Inc., a Delaware corporation (the “Company”). Pursuant to the Merger Agreement, on May 31, 2013, the Company merged with and into PacWest (the “Merger”), with PacWest continuing as the surviving corporation.  The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2013, the Company notified the NASDAQ Global Market (“NASDAQ”) that, effective upon the consummation of the Merger, each outstanding share of Company common stock, par value $0.01 per share (“Company Common Stock”) (other than shares held by the Company as treasury stock or owned by PacWest, which shares were cancelled), was converted into the right to receive 0.2966 of a share (the “Exchange Ratio”) of PacWest common stock, par value $0.01 per share (“PacWest Common Stock”), with cash paid in lieu of fractional shares. The NASDAQ has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Company Common Stock.

Item 3.03                                           Material Modification to the Rights of Security Holders.

Effective upon the consummation of the Merger: (i) each outstanding share of Company Common Stock (other than shares held by the Company as treasury stock or owned by PacWest, which shares were cancelled) was converted into the right to receive PacWest Common Stock based on the Exchange Ratio, with cash paid in lieu of fractional shares; (ii) each outstanding option to purchase a share of Company Common Stock became fully vested and, immediately after the effective time of the Merger, was cancelled and the holder of the option became entitled to receive, subject to any required tax withholding, an amount per share in cash, without interest, equal to the excess if any of $8.00 less the exercise price; and (iii) each share of restricted stock of the Company became fully vested and was converted into the right to receive a number of shares of PacWest Common Stock equal to the Exchange Ratio, subject to any required tax withholding.

Item 5.01                                           Changes in Control of Registrant.

On May 31, 2013, the Company was merged with and into PacWest pursuant to the Merger Agreement. Effective May 31, 2013, the Company Common Stock ceased trading on the NASDAQ.

On May 31, 2013, two former directors of the Company were appointed to the PacWest Board of Directors in accordance with the Merger Agreement: Mr. Joseph N. Cohen and Dr. Antoinette T. Hubenette.

The disclosure contained in “Item 3.03. Material Modification to the Rights of Security Holders” of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, the Company’s directors and executive officers ceased serving in such capacities, and (except as described under Item 5.01) the directors and executive officers of PacWest continued as the directors and executive officers of PacWest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP, AS SUCCESSOR TO FIRST CALIFORNIA FINANCIAL GROUP, INC.

Date: June 6, 2013	By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President And General Counsel